UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square,

Grand Canal Harbour,

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2012, at the annual general meeting of shareholders (the “Annual Meeting”) of Accenture plc (the “Company”), the shareholders of the Company approved an amendment to the Company’s articles of association that provides for a phased-in declassification of the Board of Directors and the annual election of all directors who are re-appointed beginning at the Company’s 2013 annual general meeting of shareholders.

Because the amendment does not shorten the existing terms of the directors, the directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the Annual Meeting, will complete those three-year terms. Effective February 9, 2012, pursuant to the amended and restated memorandum and articles of association, (1) the Class III directors standing for appointment at the Company’s 2013 annual general meeting of shareholders will stand for appointment for a one-year term and (2) the Class I directors standing for appointment at the Company’s 2014 annual general meeting of shareholders will stand for appointment for a one-year term, along with the Class III directors. Beginning with the Company’s 2015 annual general meeting of shareholders, and at each annual general meeting of shareholders thereafter, the Company’s entire Board of Directors will stand for appointment for a one-year term and there will no longer be any designation by classes.

The above summary of the amendments to the articles of association of Accenture plc is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d)  The following exhibit is attached to this Current Report on Form 8-K

3.1    Amended and Restated Memorandum and Articles of Association of Accenture plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2012	ACCENTURE PLC

By: /s/ Julie S. Sweet
Name: Julie S. Sweet
Title: General Counsel, Secretary & Chief
Compliance Officer

EXHIBITS

3.1	Amended and Restated Memorandum and Articles of Association of Accenture plc